Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to Ares Management, L.P. 2014 Equity Incentive Plan of our report dated March 20, 2015, with respect to consolidated financial statements of Ares Management, L.P. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

March 20, 2015